UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	November 18, 2004

YDI WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29053 (Commission file number)	04-2751645 (IRS employer identification no.)

8000 Lee Highway, Falls Church, VA (Address of principal executive offices)	22042 (Zip code)

Registrant's telephone number, including area code:	(703) 205-0600

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

        On November 18, 2004, YDI Wireless, Inc. and Phazar Corp. issued a press release announcing that they had mutually agreed to terminate their contemplated merger effective November 18, 2004.

        In the merger termination agreement, YDI agreed to pay Phazar $100,000 and to transfer certain equipment to Phazar. In addition, in the merger termination agreement, YDI and Phazar released each other from obligations arising from or relating to the merger agreement, as amended to date.

        The foregoing description of the merger termination agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the merger termination agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference. A copy of the November 18, 2004 press release is filed as Exhibit 99.1 and is incorporated by reference.

        As of November 18, 2004, YDI owned approximately 470,250 shares of Phazar common stock, which YDI believes constituted approximately 20% of Phazar’s common stock outstanding on that date.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2004	YDI WIRELESS, INC. By: /s/ David L. Renauld David L. Renauld Vice President

EXHIBIT INDEX

Number 2.1 99.1	Title Termination Agreement, dated as of November 18, 2004, by and among YDI Wireless, Inc., Stun Acquisition Corporation, and Phazar Corp. Press release dated November 18, 2004.